Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


     We consent to the use of the following reports prepared by us to be incorporated into a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc., and to the references to our firm under the heading "Experts" in the Prospectus included in such Registration Statement:

     (1) The Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Greenbrier Apartments for the Twelve Month Period Ended September 30, 1996, (2) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Deerfield
Apartments for the Twelve Months Ended October 31, 1996, (3) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Franklin Towers Apartments for the Twelve Months Ended December 31, 1996, (4) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Westchase Apartments for the Twelve Months Ended December 31, 1996, (5) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Paces Arbor Apartments for the Twelve Month Period Ended February 28, 1997, (6) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Paces Forest Apartments for the Twelve Month Period Ended February 28, 1997, (7) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Carlyle Club Apartments for the Twelve Month Period Ended March 31, 1997, (8) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Ashley Run Apartments for the Twelve Month Period Ended March 31, 1997, and (9) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Summit Charleston Apartments for the Twelve Month Period Ended April 30, 1997


Richmond, Virginia
August 27, 1997


                                                /s/ L. P. Martin & Company, P.C.